Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Form S-8	No. 333-279040	L3Harris Technologies, Inc. 2024 Equity Incentive Plan
Form S-3	No. 333-270103	L3Harris Technologies, Inc. Debt Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants
Form S-8	No. 333-268794	L3Harris Technologies, Inc. Retirement Savings Plan
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-207774	L3Harris Technologies, Inc. 2015 Equity Incentive Plan

of our reports dated February 12, 2026, with respect to the consolidated financial statements of L3Harris Technologies, Inc. and the effectiveness of internal control over financial reporting of L3Harris Technologies, Inc. included in this Annual Report (Form 10-K) of L3Harris Technologies, Inc. for the year ended January 2, 2026.

/s/ Ernst & Young LLP
Orlando, Florida
February 12, 2026